Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260256 on Form S-8 and No.333-267793 on Form S-3 of our reports dated February 28, 2024, relating to the financial statements of CCC Intelligent Solutions Holdings Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, IL

February 28, 2024